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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-57194, 333-19101, 33-96542, 333-09081, 333-09875, 333-25475, 333-44433, 333-44441, 333-57103, 333-69029, 333-71133 and 333-80077) and in the Registration Statements on Form S-8 (Nos. 333-100244, 333-52478, 333-80081, 333-18275, 33-91822, 333-19831, 333-32661 and 333-44443) of Mack-Cali Realty Corporation of our report dated February 24, 2004, relating to the consolidated financial statements of American Financial Exchange L.L.C., which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP New York, New York February 24, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS